EXHIBIT 1

FEC RESOURCES INC.

Condensed Interim Financial Statements

For the nine months ended September 30, 2024

(Expressed in United States Dollars)

Unaudited

NOTICE OF NO AUDITOR REVIEW OF INTERIM FINANCIAL STATEMENTS

The accompanying unaudited condensed financial statements for FEC have been prepared by management in accordance with International Financial Reporting Standards.  These financial statements, which are the responsibility of management are unaudited and have not been reviewed by the Company’s auditors. The Company’s Audit Committee and Board of Directors has reviewed and approved these interim financial statements.

The Company’s independent auditor has not performed a review of these interim condensed financial statements in accordance with the disclosure requirements of National Instrument 51-102 released by the Canadian Securities Administrators.

FEC RESOURCES INC.

CONDENSED STATEMENT OF FINANCIAL POSITION

Expressed in United States Dollars

UNAUDITED

As at:	September 30	December 31
	2024	2023
ASSETS

Current assets
Cash	$32,483	$7,406
Prepaid expenses	13,130	9,236
	45,613	16,642
Non-current assets
Investment in Forum Energy Limited (Note 9)	9,601,766	2,461,931
Total assets	$9,647,379	$2,478,573

LIABILITIES

Current liabilities
Trade and accrued payables	$56,199	$17,049
Short term loan (Note 6)	826,649	678,155
	882,848	695,204
Shareholders’ Equity
Share capital (Note 5)	17,620,625	17,620,625
Contributed surplus (Note 5)	3,058,063	3,058,063
Accumulated other comprehensive income (Note 9)	7,139,835	-
Deficit	(19,053,992)	(18,895,319)
Total shareholders’ equity	8,764,531	1,783,369
Total liabilities and equity	$9,647,379	$2,478,573

SIGNED ON BEHALF OF THE BOARD OF DIRECTORS BY:

Daniel Carlos	Paul Wallace
Director	Director

The accompanying notes to the interim condensed financial statements are an integral part of these statements.

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FEC RESOURCES INC.

CONDENSED STATEMENTS OF COMPREHENSIVE LOSS

Expressed in United States Dollars

UNAUDITED

	Three Month Period Ended		Nine Month Period Ended
	Sept. 30, 2024	Sept. 30, 2023	Sept. 30, 2024	Sept. 30, 2023
General and administration expenses
General and administration (Note 7)	$40,717	$33,768	$113,465	$112,070
Operating loss	(40,717)	(33,768)	(113,465)	(112,070)
Interest expense (Note 6)	(16,297)	(8,414)	(45,208)	(20,954)
Loss for the period	$(57,014)	$(42,182)	$(158,673)	$(133,024)
Other comprehensive income (loss)
Items that will not be reclassified to profit or loss:
Changes in fair value of investment (Note 9)	-	-	7,139,835	-
Comprehensive income (loss)	$(57,014)	$(42,182)	6,981,162	$(133,024)

Loss per common share
- Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

The accompanying notes to the condensed interim financial statements are an integral part of these statements.

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FEC RESOURCES INC.

CONDENSED INTERIM STATEMENTS OF CHANGES IN EQUITY

Expressed In United States Dollars

UNAUDITED

For the nine months ended September 30, 2024

	Share capital	Contributed surplus	Accumulated other comprehensive income	Deficit	Total

Balance December 31, 2023	$17,620,625	$3,058,063	-	$(18,895,319)	$1,783,369
Total comprehensive loss for the period	-	-	-	(158,673)	(158,673)
Accumulated other comprehensive income	-	-	7,139,835	-	7,139,835
Balance Sept. 30, 2024	$17,620,625	$3,058,063	7,139,835	$(19,053,992)	$8,764,531

For the nine months ended September 30, 2023

	Share capital	Contributed surplus	Deficit	Total

Balance December 31, 2022	$17,620,625	$3,058,063	$(18,703,524)	$1,975,164
Total comprehensive loss for the period	-	-	(133,024)	(133,024)
Balance Sept. 30, 2023	$17,620,625	$3,058,063	$(18,836,548)	$1,842,140

The accompanying notes to the condensed interim financial statements are an integral part of these statements.

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FEC RESOURCES INC.

CONDENSED STATEMENTS OF CASH FLOWS

Expressed in United States Dollars

UNAUDITED

	For the nine months ended
	Sept. 30	Sept. 30
	2024	2023
Cash provided by (used in)
OPERATING ACTIVITIES
Net loss for the period	$(158,673)	$(133,024)
Changes in working capital related to operating activities
Prepaid expenses	(3,894)	(4,520)
Accrued interest expense	45,208	20,954
Accounts payable and accrued liabilities	39,150	2,972
Net cash used in operating activities	(78,209)	(113,618)

FINANCING ACTIVITY
Loan from PXP Energy Corporation	103,286	110,000
Net cash provided by financing activity	103,286	110,000

Net (decrease) increase in cash	25,077	(3,618)
Cash – beginning of the period	7,406	13,068
Cash – end of the period	$32,483	$9,450

The accompanying notes to the condensed interim financial statements are an integral part of these statements.

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FEC RESOURCES INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2024

(Stated in United States Dollars)

Note 1	Corporate Information

FEC Resources Inc. (“FEC” or the “Company”) was incorporated under the laws of Alberta, Canada and is a holding Company with an interest in Forum Energy Limited (“FEL”).  The Company is listed in the United States on the OTC Pink (“OTC Pink”), having the symbol FECOF.

As at September 30, 2024, the Company has a 6.8% interest in FEL. (Note 8).

The principal address of the Company is Suite 2300, Bentall 5, 550 Burrard Street, Vancouver, BC, V6C 2B5. The Company’s ultimate parent company is PXP Energy Corporation (“PXP”) with a registered office at 2/F LaunchPad, Reliance corner Sheridan Streets, Mandaluyong City 1550, Metro Manila, Philippines.

Note 2	Basis of Preparation

a)	Statement of Compliance

These condensed interim financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).  The financial statements have been prepared in accordance with IAS 34, Interim Financial Reporting and have been prepared using the same accounting policies and methods as were used for the Company’s Annual Financial Statements for the year ended December 31, 2023.  These condensed interim financial statements should be read in conjunction with the Company’s annual financial statements dated December 31, 2023.

The condensed interim financial statements were authorized for issue by the Board of Directors on November 28, 2024.

b)	Basis of Measurement

The financial statements have been prepared on a historical cost basis except for certain financial instruments measured at fair value described in the applicable notes and are presented in United States dollars, which is also the Company’s functional currency.

The preparation of financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies.  The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.

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FEC RESOURCES INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2024

(Stated in United States Dollars)

Note 2	Basis of Preparation (continued)

	c)	Nature of Operations and Going Concern

As a holding company with an interest in FEL, the Company’s business is indirectly subject to risks inherent in oil and gas exploration and development operations. In addition, there are risks associated with FEL’s stage of operations and the foreign jurisdiction in which it or FEL may operate or invest. The Company has identified certain risks pertinent to its investment including: exploration and reserve risks, uncertainty of reserve estimates, ability to exploit successful discoveries, drilling and operating risks, title to properties, costs and availability of materials and services, capital markets and the requirement for additional capital, market perception, loss of or changes to production sharing, joint venture or related agreements, economic, political and sovereign risks, possibility of less developed legal systems, corporate and regulatory formalities, environmental regulation, reliance on strategic relationships, market risk, competition, dependence on key personnel, volatility of future oil and gas prices and foreign currency risk. The Company has an accumulated deficit since inception of $19,053,992.

Management considers that the current economic environment is difficult and the outlook for holding companies investing in oil and gas exploration companies presents significant challenges in terms of raising funds through issuance of shares. To the extent necessary, the Company has relied on its ability to raise funds via dispositions of quantities of its shareholdings in FEL to PXP under terms that are consistent with the best interests of shareholders, in order to finance its operations. The Company has been successful in disposing quantities of its shareholdings in FEL in previous fiscal years. However, there can be no assurance the Company will continue to be able to dispose of quantities of its shares in FEL under suitable terms.  Currently management has no plans to sell any additional FEL shares.

Since the delisting of FEL from the London Stock Exchange, there is no liquidity via a public market for the FEL shares.  As the Company is wholly reliant on the information disclosed by PXP concerning the business of FEL, the Company may not be able to obtain information necessary to facilitate a wider sales process.  The continuation of the Company is dependent upon its ability to raise funds via dispositions of quantities of its shareholdings in FEL to PXP under terms that are consistent with the best interests of shareholders, or obtain loans from PXP.  Also, the Company may issue new shares to PXP and/or other third parties.

Management has concluded that the combination of these circumstances gives rise to a material uncertainty that casts substantial doubt on the ability of the Company to continue as a going concern; therefore, the Company may be unable to realize its assets and discharge its liabilities in the normal course of business.

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FEC RESOURCES INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2024

(Stated in United States Dollars)

Note 3	Summary of Material Accounting Policies and Critical Accounts Estimates and Judgments

These interim condensed financial statements have been prepared using the same accounting policies and methods of computation as the annual financial statements for the year ended December 31, 2023. In addition, these interim condensed financial statements have been prepared using the same critical accounting estimates and judgments as the annual financial statements for the year ended December 31, 2023 except for the valuation of  the Company’s interest in FEL. Accordingly, the interim condensed financial statements should be read in conjunction with the financial statements for the year ended December 31, 2023.

The valuation of the Company’s interest in FEL is a critical accounting estimate and judgement (Note 9).

Note 4	Standards, Amendments and Interpretations

The Company has prepared its financial statements in accordance with IFRS as issued by the International Accounting Standards Board (“IASB”). IFRS represents standards and interpretations approved by the IASB and are comprised of IFRS, International Accounting Standards (“IAS’s”), and interpretations issued by the IFRS Interpretations Committee (“IFRIC’s”) and the former Standing Interpretations Committee (“SIC’s”). The financial statements have been prepared in accordance with IFRS standards and interpretations effective as of September 30, 2024.

Note 5	Share Capital

a)	Authorized:

The Company is authorized to issue an unlimited number of common shares without par value; and

The Company is authorized to issue an unlimited number of Class A and Class B preferred convertible redeemable voting shares without par value.

Issued:

Common Shares	Number	Amount
Balance Sept. 30, 2024 and December 31, 2023	861,082,371	$17,620,625

No preferred shares have been issued since the Company’s inception.

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FEC RESOURCES INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2024

(Stated in United States Dollars)

Note 5	Share Capital (continued)

	b)	Nature and Purpose of Equity and Reserves

Contributed Surplus is used to recognize the value of stock option grants prior to exercise.

Deficit is used to record the Company’s change in deficit from earnings and losses from period to period.

Accumulated Other Comprehensive Income is used to record the change in fair value of the Company’s investment in FEL from period to period.

Note 6	Related Party Transactions and Balances

The Company considers its officers (CEO and CFO) and directors to be key management. Key management are those persons having authority and responsibility for planning, directing, and controlling activities, directly or indirectly, of the Company.

(i)	During the quarter ended September 30, 2024, general and administrative expenses included key management personnel compensation totaling $36,000 (2023: $36,000).

(ii)

As at September 30, 2024, the outstanding PXP Loan balance was $826,649 (December 31, 2023 - $678,155), which included accrued interest of $88,443 (December 31, 2023 - $43,235). Total interest expense for the quarter was $45,208.

Note 7	General and Administrative Expenses

	Nine Months Ended Sept. 30, 2024	Nine Months Ended Sept. 30, 2023
Professional fees	$14,403	$7,523
Bank charges	528	98
Listing and filing fees	18,397	22,390
Office and miscellaneous	14,082	16,735
Consulting (Note 6)	64,802	65,148
Foreign exchange	1,253	176
	$113,465	$112,070

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FEC RESOURCES INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2024

(Stated in United States Dollars)

Note 8	Loss Per Share

Weighted Average Number of Common Shares

	Three Months Ended Sept. 30, 2024	Three Months Ended Sept 30, 2023
Professional fees	$3,196	$616
Bank charges	144	242
Listing and filing fees	10,334	5,346
Office and miscellaneous	4,729	4,862
Consulting (Note 6)	21,601	21,730
Foreign exchange	713	972
	$40,717	$33,768

	Sept. 30, 2024	Sept. 30, 2023
Weighted average number of common shares (basic and diluted)	861,082,371	861,082,371

Note 9	Investment in FEL

	i)	Investment in FEL

The investment in FEL is summarized as follows:

	Shares	Amount
Balance December 31, 2023	8,206,638	$2,461,931
Change in fair value	-	7,139,835
Balance Sept. 30, 2024	8,206,638	9,601,766

As at September 30, 2024, the Company’s interest in FEL was 6.80% (December 31, 2023: 6.80%).

FEL’s assets consist of interests in various petroleum service contracts (SC) in the Philippines, the most significant of which in terms of Prospective Resources is SC 72. On March 2, 2015, the Philippine Department of Energy (“DOE”) granted a force majeure on SC 72 because the contract area falls within the territorial disputed area of the West Philippine Sea. Under the terms of the force majeure, all exploration work at SC 72 was immediately suspended until the DOE notified PXP that it could re-commence exploration. On October 16, 2020, FEL received a letter from the DOE lifting the force majeure and directing FEL to resume exploration activities on SC 72.  On April 11, 2022, force majeure was once again declared on SC 72 as a result of FEL not receiving clearance from Security, Justice and Peace Coordinating Cluster to proceed after preparations for drilling were underway.

Determination of fair value

The investment in FEL represents an investment in a private company for which there is no active market and for which there are no publicly available quoted market prices.

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FEC RESOURCES INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2024

(Stated in United States Dollars)

The Company has classified its investment in FEL as Level 2 in the fair value hierarchy.

For purposes of determining fair value of the investment in FEL, the Company considered valuation techniques described in IFRS 13 – Fair Value Measurement. In respect of the investment in FEL, management considered the fair value of $9,601,766 to be indicative of the fair value of the investment in FEL as on May 17, 2024 PXP disclosed that the company was undertaking a share swap with Tidemark Holdings Limited (“Tidemark”) whereby PXP would exchange PXP shares for all FEL shares held by Tidemark at a value of US$1.17 per share (430,243,903 PXP shares at PHP3.62). The fair value of the investment is consistent with the implied value based on the May 10, 2024 share swap between PXP and Tidemark, which is a Level 2 input.

Note 10	Segmental Reporting

The Company has one reportable operating segment which is primarily the business of exploration and development of oil and gas and other mineral related opportunities, through companies in which the Company invests.

Note 11	Subsequent Events

Subsequent to quarter end, the Company received additional loans from PXP amounting to $52,000 for working capital under the PXP Loan.

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